UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2004

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY

61-1168311

(State or other jurisdiction

(I.R.S. Employer Identification No.)

of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Item 8.01: Other Events

On August 25, 2004, First Financial Service Corporation issued a press release announcing a 6% increase in its quarterly cash dividend from $.18 per share to $.19 per share. A copy of the press release is furnished with this report as Exhibit 99.1, and in incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 8.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: August 23, 2004	By: /s/ Gregory S. Schreacke
Gregory S. Schreacke
Chief Financial Officer